Exhibit 99.1

______________________________________________________

Engility Reports First Quarter 2017 Results

•	First quarter 2017 revenue of $485 million
•	GAAP EPS of $0.18 and Adjusted EPS of $0.55 for the first quarter of 2017
•	First quarter 2017 book-to-bill ratio of 1.2x and trailing twelve-month book-to-bill ratio of 1.4x
•	Company reiterates fiscal year 2017 guidance

CHANTILLY, VA – May 4, 2017, Engility Holdings, Inc. (NYSE: EGL) today announced financial results for the first quarter ended March 31, 2017.

CEO Commentary

“Today, we reported solid first quarter results reflecting improving company fundamentals,” said Lynn Dugle, Chief Executive Officer of Engility. “In particular, we are pleased to report strong margins and a book-to-bill ratio of greater than one for the quarter. Also, as part of upgrading our talent, we successfully recruited a proven executive, Scott Whatmough, to lead our Defense Group. Looking forward, we are aggressively pursuing organic growth by targeting larger opportunities that are aligned with our differentiated capabilities.”

First Quarter 2017 Results

Total revenue for the first quarter of 2017 was $485 million. GAAP operating income was $34 million and GAAP operating margin was 7.0%. GAAP net income attributable to Engility was $7 million, or $0.18 per diluted share. Cash flow used in operating activities was $12 million.

Adjusted operating income was $41 million and adjusted operating margin was 8.4%. Adjusted net income attributable to Engility was $21 million, or $0.55 per diluted share. Adjusted EBITDA was $45 million and adjusted EBITDA margin was 9.4%.

Information about the Company's use of non-GAAP financial information is provided below under “Non-GAAP Measures.”

Key Performance Indicators for the First Quarter of 2017

•	Book-to-bill ratio for the first quarter of 2017 was 1.2x. Net bookings for the first quarter of 2017 were $567 million, a 43% increase over the first quarter of 2016.
•	Total backlog at the end of the first quarter of 2017 was $3.5 billion, an increase of 20% from the first quarter of 2016.
•	Days sales outstanding (DSO) at the end of the first quarter of 2017, net of advanced payments, was 60 days, compared to 59 days at the end of the first quarter of 2016.
•	Cash flow used in operating activities was $12 million for the first quarter of 2017.
•	During the first quarter of 2017, the Company made total debt payments of $32 million.

Significant First Quarter 2017 Developments

•

In March 2017, Scott Whatmough was appointed senior vice president of the Company’s Defense Group. Whatmough joined Engility after a successful 30 year tenure at Raytheon, where he most recently led a $900 million military electronics systems business. Whatmough will continue to drive Engility’s Defense Group’s strategic shift to higher-end markets such as cybersecurity, enterprise modernization and other areas where the Company can differentiate its solutions.

•

In February 2017, the Company closed on the repricing of its aggregate $803 million B1 and B2 term loans. As a result of this transaction, the Company expects to lower its fiscal year 2017 interest expense by approximately $5 million after fees and expenses.

•

In January 2017, the Company completed the sale of its previously wholly-owned subsidiary International Resources Group Ltd. (IRG). The sale was the result of the Company’s strategic review of its business and determination that the USAID portion of the Company’s international operations no longer closely aligned with its future strategic direction.

Fiscal Year 2017 Guidance

The Company is reiterating the fiscal year 2017 guidance it issued on March 9, 2017, based on Engility’s financial results for the first quarter of 2017 and its outlook for the remainder of 2017. The table below summarizes the Company’s fiscal year 2017 guidance. This guidance reflects the February 2017 repricing of the Company’s aggregate $803 million B1 and B2 term loans, and the IRG divestiture in January 2017. In fiscal year 2016, IRG generated $58 million in revenue and $1 million in EBITDA and operating income. IRG’s revenue and profitability results are included in the Company’s fiscal year 2016 historical financial results, but are immaterial to Engility’s 2017 financial results as this business was sold on January 6, 2017.

Fiscal Year 2017 Guidance
Revenue	$1.95 billion - $2.05 billion
GAAP Diluted EPS (1)	$0.75 - $0.85
EBITDA (2)	$173 million - $183 million
Operating Cash Flow	$95 million - $105 million

(1)  2017 GAAP diluted EPS guidance includes approximately $3 million of restructuring and integration costs and $25 million of amortization expense related to intangible assets acquired by the Company. It also assumes weighted-average outstanding shares of approximately 38 million and a full-year effective tax rate of 37 percent.

(2)  2017 EBITDA guidance includes approximately $3 million of restructuring and integration costs.

Non-GAAP Measures

The tables under "Engility Holdings, Inc. Reconciliation of Non-GAAP Measures" present Adjusted Operating Income, Adjusted Operating Margin, Earnings before Interest, Taxes, Depreciation, and Amortization (“EBITDA”), Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted EPS, reconciled to their most directly comparable GAAP measure. These financial measures are calculated and presented on the basis of methodologies other than in accordance with U.S. generally accepted accounting principles ("Non-GAAP Measures"). Engility has provided these Non-

GAAP Measures to adjust for, among other things, the impact of amortization expenses related to our acquisitions of TASC, Inc. (“TASC”) and Dynamics Research Corporation, costs associated with a loss or gain on the disposal or sale of property, plant and equipment, acquisition and restructuring-related expenses, legal and settlement costs, refinancing-related expenses, and the impact of certain tax related items. These items have been adjusted because they are not considered core to the Company’s business or otherwise not considered operational or because these charges are non-cash or non-recurring. The Company presents these Non-GAAP Measures because management believes that they are meaningful to understanding Engility’s performance during the periods presented and the Company’s ongoing business. Non-GAAP Measures are not prepared in accordance with GAAP and therefore are not necessarily comparable to similarly titled metrics or the financial results of other companies. These Non-GAAP Measures should be considered a supplement to, not a substitute for, or superior to, the corresponding financial measures calculated in accordance with GAAP.

With respect to our “Fiscal Year 2017 Guidance” above, reconciliation of EBITDA guidance to the closest corresponding GAAP measure on a forward-looking basis is not available without unreasonable efforts. We are unable to reconcile EBITDA to net income due to our inability to predict certain non-cash items included in net income, including taxes and timing of restructuring charges. The disclosure of such reconciliations may imply to our investors a degree of precision in our calculations that is not possible. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

Conference Call Information

Engility will host a conference call at 5:00 p.m. Eastern Time on May 4, 2017 (today), to discuss the financial results for its first quarter 2017 and its fiscal year 2017 guidance.

Listeners may access a webcast of the live conference call from the Investor Relations section of the company's website at http://www.EngilityCorp.com. Listeners also may access a slide presentation on the website, which summarizes the Company’s 2017 first quarter results and its fiscal year 2017 guidance. Listeners should go to the website at least 15 minutes before the live event to download and install any necessary audio software.

Listeners also may participate in the conference call by dialing (888) 655-5029 (domestic) or (503) 343-6026 (international) and entering pass code 1227238.

A replay will be available on the company's website approximately two hours after the conference call and continuing for one year. A telephonic replay also will be available through May 11, 2017 at (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering pass code 1227238.

About Engility

Engility (NYSE: EGL) is engineered to make a difference. Built on six decades of heritage, Engility is a leading provider of integrated solutions and services, supporting U.S. government customers in the defense, federal civilian, intelligence and space communities. Our innovative, highly technical solutions and engineering capabilities address diverse client missions. We draw upon our team’s intimate understanding of customer needs, deep domain expertise and technical skills to help solve our nation’s toughest challenges. Headquartered in Chantilly, Virginia, and with offices around the world, Engility’s array of specialized technical service offerings include high-performance computing, cybersecurity, enterprise modernization and systems engineering. To learn more about Engility, please visit www.engilitycorp.com and connect with us on Facebook, LinkedIn and Twitter.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Engility’s future prospects, projected financial results, estimated integration costs and acquisition related amortization expenses, business plans, as well as the TASC transaction and its expected benefits and the timing of such benefits. Words such as "may," "will," "should," "likely," "anticipates," "expects," "intends," "plans," "projects," "believes," "estimates" and similar expressions are also used to identify these forward-looking statements. These statements are based on the current beliefs and expectations of Engility’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause Engility’s actual results to differ materially from those described in the forward-looking statements can be found under the heading "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2016, and more recent documents that have been filed with the Securities and Exchange Commission (SEC) and are available on the investor relations section of Engility’s website (http://www.engilitycorp.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, historical information should not be considered as an indicator of future performance.

Media: Scott Fazekas Engility Holdings, Inc. (703) 984-5068 Scott.Fazekas@engilitycorp.com	Investor Relations: Dave Spille Engility Holdings, Inc. (703) 984-6120 Dave.Spille@engilitycorp.com

ENGILITY HOLDINGS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended
	March 31, 2017	April 1, 2016
Revenue	$485,215	$522,779
Costs and expenses
Cost of revenue	415,023	449,330
Selling, general and administrative expenses	36,443	46,976
Total costs and expenses	451,466	496,306
Operating income	33,749	26,473
Interest expense, net	20,921	29,439
Other expenses, net	(70)	(61)
Income (loss) before income taxes	12,758	(3,027)
Provision (benefit) for income taxes	5,010	(902)
Net income (loss)	7,748	(2,125)
Less: Net income attributable to non-controlling interest	815	1,105
Net income (loss) attributable to Engility	$6,933	$(3,230)

Earnings (loss) per share attributable to Engility
Basic	$0.19	$(0.09)
Diluted	$0.18	$(0.09)

Weighted average number of shares outstanding
Basic	36,781	36,715
Diluted	37,766	36,715

ENGILITY HOLDINGS, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2017	December 31, 2016
Assets:
Current assets:
Cash and cash equivalents	$24,875	$48,236
Receivables, net	355,370	334,248
Prepaid income taxes	4,021	5,430
Assets held for sale, current	—	20,242
Other current assets	25,794	24,974
Total current assets	410,060	433,130
Property, plant and equipment, net	45,623	46,547
Goodwill	1,078,454	1,078,454
Identifiable intangible assets, net	385,770	393,891
Deferred tax assets	226,982	232,283
Assets held for sale	—	11,962
Other assets	5,138	2,292
Total assets	$2,152,027	$2,198,559
Liabilities and Equity:
Current liabilities:
Current portion of long-term debt	$26,947	$26,947
Accounts payable, trade	51,715	43,943
Accrued employment costs	90,739	98,860
Accrued expenses	74,065	76,870
Advance payments and billings in excess of costs incurred	34,075	33,259
Deferred income taxes, current and income tax liabilities	85	209
Liabilities held for sale, current	—	4,341
Other current liabilities	24,066	36,410
Total current liabilities	301,692	320,839
Long-term debt	1,009,789	1,039,993
Income tax liabilities	63,101	64,852
Liabilities held for sale	—	1,084
Other liabilities	64,201	66,986
Total liabilities	1,438,783	1,493,754
Equity:
Preferred stock, par value $0.01 per share, 25,000 shares authorized, none issued or outstanding as of March 31, 2017 or December 31, 2016	—	—
Common stock, par value $0.01 per share, 175,000 shares authorized, 36,808 and 36,776 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	368	368
Additional paid-in capital	1,240,069	1,237,826
Accumulated deficit	(533,895)	(541,702)
Accumulated other comprehensive loss	(4,705)	(4,865)
Non-controlling interest	11,407	13,178
Total equity	713,244	704,805
Total liabilities and equity	$2,152,027	$2,198,559

ENGILITY HOLDINGS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended
	March 31, 2017	April 1, 2016
Operating activities:
Net income (loss)	$7,748	$(2,125)
Share-based compensation	1,637	2,756
Depreciation and amortization	10,861	13,815
Gain on sale of property, plant and equipment	(570)	—
Bad debt expense	174	—
Amortization of bank debt fees	2,133	2,242
Deferred income taxes	6,319	183
Excess tax deduction on share-based compensation	(416)	—
Changes in operating assets and liabilities:
Receivables	(21,296)	3,578
Other assets	130	(91)
Accounts payable, trade	7,811	7,003
Accrued employment costs	(8,122)	13,997
Accrued expenses	(3,144)	5,619
Advance payments and billings in excess of costs incurred	816	(13,775)
Other liabilities	(16,474)	(3,471)
Net cash (used in) provided by operating activities	(12,393)	29,731
Investing activities:
Proceeds from sale of business, net of amount placed in escrow	23,005	—
Proceeds from sale of property, plant and equipment	2,902	—
Capital expenditures	(1,505)	(3,879)
Net cash provided by (used in) investing activities	24,402	(3,879)
Financing activities:
Repayment of long-term debt	(32,336)	(11,298)
Gross borrowings from revolving credit facility	129,000	15,000
Repayments of revolving credit facility	(129,000)	(15,000)
Payment of employee withholding taxes on share-based compensation	(41)	(1,770)
Dividends paid	(407)	(1,661)
Distributions to non-controlling interest member	(2,586)	(1,747)
Net cash used in financing activities	(35,370)	(16,476)
Net change in cash and cash equivalents	(23,361)	9,376
Cash and cash equivalents, beginning of period	48,236	30,022
Cash and cash equivalents, end of period	$24,875	$39,398

ENGILITY HOLDINGS, INC.

RECONCILIATION OF NON-GAAP MEASURES

The following tables set forth a reconciliation of each of these Non-GAAP Measures to the most directly comparable GAAP measure for the periods presented.

Adjusted Operating Income and Adjusted Operating Margin

(dollars in thousands)

	Three Months Ended
	March 31, 2017	April 1, 2016
Operating income	$33,749	$26,473

Adjustments
Acquisition and restructuring-related expenses, excluding amortization	1,403	4,197
Acquisition-related intangible amortization	6,335	9,284
Gain on sale of property, plant and equipment	(570)	—
Total adjustments	7,168	13,481
Adjusted operating income	$40,917	$39,954

Operating margin	7.0%	5.1%
Adjusted operating margin	8.4%	7.6%

ENGILITY HOLDINGS, INC.

Adjusted Earnings Per Share

(in thousands, except per share data)

	Three Months Ended
	March 31, 2017	April 1, 2016
GAAP net income (loss) attributable to Engility	$6,933	$(3,230)
Net income attributable to non-controlling interest	815	1,105

GAAP net income (loss)	7,748	(2,125)
Provision (benefit) for income taxes	5,010	(902)
Income tax rate	39.3%	29.8%

GAAP income (loss) before taxes	12,758	(3,027)

Adjustments
Acquisition and restructuring-related expenses, excluding amortization	1,403	4,197
Acquisition-related intangible amortization	6,335	9,284
Gain on sale of property, plant and equipment	(570)	—
Refinancing-related expenses	1,692	—
Total adjustments	8,860	13,481

Adjusted income before income tax	21,618	10,454
Cash paid for income taxes	203	407
Adjusted income tax rate	0.9%	3.9%

Adjusted net income	21,415	10,047
Less: Net income attributable to non-controlling interest	815	1,105
Adjusted net income attributable to Engility	$20,600	$8,942

Diluted earnings (loss) per share attributable to Engility
GAAP	$0.18	$(0.09)
Adjusted	$0.55	$0.24

Diluted weighted average number of shares outstanding
GAAP	37,766	36,715
Adjusted	37,766	37,344

ENGILITY HOLDINGS, INC.

Earnings before interest, taxes, depreciation, and amortization (EBITDA) and Adjusted EBITDA

(dollars in thousands)

	Three Months Ended
	March 31, 2017	April 1, 2016
Net income (loss)	$7,748	$(2,125)

Interest, taxes, and depreciation and amortization
Interest expense	20,921	29,439
Provision (benefit) for income taxes	5,010	(902)
Depreciation and amortization	10,861	13,815
EBITDA	44,540	40,227

Adjustments to EBITDA
Acquisition and restructuring-related expenses, excluding amortization	1,403	4,197
Gain on sale of property, plant and equipment	(570)	—
Adjusted EBITDA	$45,373	$44,424

EBITDA Margin	9.2%	7.7%
Adjusted EBITDA Margin	9.4%	8.5%